SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ]CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[    ] Definitive Proxy Statement

[X] Definitive Additional Materials

[    ] Soliciting Material Under 14a-12

STATE FARM MUTUAL FUND TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

May, 2005

State Farm Mutual Fund Trust

One State Farm Plaza

Bloomington, IL 61710

REMINDER NOTICE:

SPECIAL MEETING OF SHAREHOLDERS

Friday, June 17, 2005

Dear Shareholder:

We are writing to remind you that the Special Meeting of Shareholders of the State Farm Mutual Fund Trust is scheduled for Friday, June 17, 2005 at 8:00 a.m. (Central).

In order for the Trust to formally conduct business of the Special Meeting, we must receive voting instructions from at least 50% of the outstanding shares, making it critical that a majority of shareholders participate. The Trust’s records indicate that as of April 14, 2005 (“Record Date” for the Special Meeting), you were holding shares of State Farm Mutual Fund Trust and have not yet issued a vote on the matters put forth.

Please vote your shares in order to meet the requisite amount of votes needed to hold this Special Meeting. If you should have any questions regarding the meeting agenda or the execution of your proxy, please call the Fund at 1-866-270-1777.

For your convenience, we have established three easy methods by which to register your vote:

1. By Phone:	For automated phone voting, call the toll-free telephone number 1-866-241-6192 listed on your proxy card. Telephone voting is available 24 hours a day. At the prompt, enter the 14-digit control number printed on your voting instruction form.

2. By Internet:	Access https://vote.proxy-direct.com and enter the 14-digit control number printed on your voting instruction form.

3. By Mail:	Simply return your signed and executed proxy in the enclosed postage prepaid envelope.

DON’T HESITATE. PLEASE VOTE TODAY!

If we still have not received your proxy as the date of the Special Meeting moves closer, you may receive a call asking you to exercise your right to vote. Alamo Direct Mail Services, Inc. has been retained by State Farm Mutual Fund Trust to make follow-up phone calls to help secure the remaining votes needed for this campaign.

Your prompt response by voting via phone, Internet or mail will help reduce proxy costs and will eliminate the need for follow-up phone calls or mailings.

Thank you in advance for your participation.

OUTBOUND PHONE SCRIPT – State Farm Mutual Fund Trust

Hello, my name is                                 and I am calling on behalf of the State Farm Mutual Fund Trust. May I please speak with                                .

Thank you for taking my call.

I am calling to let you know that shareholders are being asked to vote on some important proposals for the State Farm Mutual Fund Trust. Before I continue, I’d like you to know this call is being recorded to ensure we accurately represent your vote.

Have you received your package containing voting information?

Are you familiar with the proposals? May I answer any questions?

(If the Shareholder has questions please refer directly to the Proxy Statement and the question and answer guide).

If you would like, I can record your vote over the telephone right now.

Would you like to vote now? (*If No, please see bottom notation).

For verification purposes may I please have your name and street address?

The Board of Trustees of the trust unanimously recommends that you vote FOR each of the proposals in the proxy statement. Would you like to vote as the Board recommends? (If the shareholder does not wish to vote as the Board recommends offer to review the proposal with them and ask them how they would like to vote– you can do this by clicking on the vote now link to review their vote card).

Your vote has been recorded. You have voted            , is that correct?

In the next 72 hours a confirmation of your vote will be mailed to you. Thank you for your time.

*	If the shareholder does not wish to vote at this time, please remind him that there are three ways to vote: by mail, touch tone telephone or the Internet. The insert which came with the proxy statement provides the telephone number and website address for voting.

All votes must be received by June 17th at 8:00 a.m. Central Time.

If you have any other questions, please feel free to call us at 1-866-270-1777.